Sunworks, Inc. Announces Adjournment of Annual Shareholder Meeting with Respect to Charter Amendments

Roseville, CA – (Marketwired-June 29, 2016) – Sunworks, Inc. (Nasdaq: SUNW), a leading provider of solar power solutions, announced that at its 2016 Annual Meeting of Stockholders, held earlier today, its stockholders voted to approve the re-election of the Company’s Board of Directors, the Sunworks, Inc. 2016 Equity Incentive Plan and the ratification of the Company’s independent registered public accountants. The meeting was adjourned with respect to the amendments to the Company’s Certificate of Incorporation, which would grant to the Company’s Board of Directors the power to amend the Company’s Bylaws and permit a majority of the directors of the Company to fix the size of the Board of Directors to a maximum of 15 directors. The meeting will reconvene on July 12, 2016, allowing stockholders additional time to vote on the Charter amendments.

During the pendency of the adjourned meeting, shareholders holding shares as of the record date of May 13, 2016, who have not yet voted are encouraged to vote.

The adjourned meeting will be held on July 12, 2016 at 10 a.m. EDT at Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, New York 10006.

The Company encourages all stockholders who have not yet voted to do so before July 11, 2016 at 11.59 p.m. EDT. The beneficial stockholders (those stockholders whose shares are held in an account at a brokerage firm, bank, dealer or other similar organization) may vote by internet at www.proxyvote.com, or by telephone at 800-454-8683. Record holders may vote by internet at www.cstproxyvote.com or by telephone at 866-894-0537. Only stockholders of record on the record date of May 13, 2016 are entitled to and are being requested to vote. Proxies previously submitted in respect of the meeting will be voted at the adjourned meeting unless properly revoked.

No changes have been made in the proposals to be voted on by stockholders at the annual meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC remain unchanged and can be obtained free of charge at the SEC’s website at www.sec.gov.

About Sunworks, Inc.

Sunworks, (formerly known as Solar3D) a leading provider of solar power solutions, is focused on the design, installation and management of solar power systems for commercial, agricultural and residential customers. Sunworks, is one of the fastest growing solar systems providers in the western United States, delivering 2.5 kilowatt to multi-megawatt commercial systems. The Company’s mission is to further the widespread adoption of solar power by deploying affordable, state-of-the-art systems and developing breakthrough new solar technologies. The Company’s focus is on putting the customer first, providing the best value systems in the industry, and delivering on what is promised.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products, and prospects for sales, failure to commercialize our technology, failure of technology to perform as expected, failure to earn profit or revenue, higher costs than expected, persistent operating losses, ownership dilution, inability to repay debt, failure of acquired businesses to perform as expected, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Contact:

Corporate
Seth Atchue
916-409-6900
satchue@sunworksusa.com

Investor Relations
Rob Fink/John Roginski
Hayden IR
646-415-8972 / 570-569-2479
rob@haydenir.com / john@haydenir.com